UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  January 20, 2010

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 20, 2010, Nevada Moly, LLC (“Nevada Moly”), a wholly-owned subsidiary of General Moly, Inc. (“General Moly”) and POS-Minerals Corporation, an affiliate of POSCO (“POS-Minerals”), entered into Amendment No. 2 (the “Amendment”) to the Amended and Restated Limited Liability Company Agreement of Eureka Moly, LLC (the “Company”) dated as of February 26, 2008 (the “LLC Agreement”).  Capitalized terms used and not defined herein shall have the meanings assigned to them in the LLC Agreement, a copy of which is incorporated by reference as Exhibit 10.1 hereto.

The Amendment amends Section 4.1(c) of the LLC Agreement to extend from January 31, 2010 to May 1, 2010, the deadline for POS-Minerals to notify Nevada Moly of its election with respect to its ownership and contribution options under the LLC Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 9.01                     Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Amended and Restated Limited Liability Company Agreement of Eureka Moly, LLC (Filed as Exhibit 10.21 to our Quarterly Report on Form 10-Q filed on May 7, 2008).
10.2

Amendment No. 1 to Limited Liability Company Agreement of Eureka Moly, LLC, dated as of October 28, 2008, between Nevada Moly, LLC and POS-Minerals Corporation (Filed as Exhibit 10.27 to our Annual Report on Form 10-K filed on February 27, 2009).

10.3	Amendment No. 2 to Limited Liability Company Agreement of Eureka Moly, LLC dated as of January 20, 2010, by and between Nevada Moly, LLC and POS-Minerals Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, General Moly has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: January 25, 2010	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer